Exhibit 99.1

Investor Contact	Media Contact
Geoffrey Helliwell	Thomas Anderson
Treasurer	Vice President
(978) 715-1041	Corporate Communications
(800) 225-3384	(978) 715-1043
Geoffrey_Helliwell@Millipore.com	(800) 225-3384
Thomas_Anderson@Millipore.com

Susan Vogt to leave Millipore

Billerica, Massachusetts, May 10, 2005 – Millipore Corporation (NYSE:MIL) announced today that Susan Vogt, president of Millipore’s BioPharmaceutical Division, will be leaving Millipore on May 27, 2005 to pursue other interests. Martin Madaus, Millipore’s Chairman and CEO, will lead the division until a successor is named.

About Millipore

Millipore is a multinational bioscience company that provides technologies, tools and services for the development and production of new therapeutic drugs. It serves the life science research, biotechnology and pharmaceutical industries. For more information about Millipore visit www.millipore.com.